EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), which anticipates filing an Annual Report on Form 10-K with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ, MICHAEL S. ROE and JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: November 19, 2018

/s/ William A. Wulfsohn	/s/ Jerome A. Peribere
William A. Wulfsohn, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Jerome A. Peribere, Director
/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Barry W. Perry, Director
/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman, Vice President and Controller (Principal Accounting Officer)	Mark C. Rohr, Director
/s/ Brendan M. Cummins	/s/ Janice J. Teal
Brendan M. Cummins, Director	Janice J. Teal, Director
/s/ William G. Dempsey	/s/ Michael J. Ward
William G. Dempsey, Director	Michael J. Ward, Director
/s/ Jay V. Ihlenfeld	/s/ Kathleen Wilson-Thompson
Jay V. Ihlenfeld, Director	Kathleen Wilson-Thompson, Director
/s/ Susan L. Main
Susan L. Main, Director